EXHIBIT 99.1

LADENBURG REPORTS
SECOND QUARTER 2018 FINANCIAL RESULTS

Highlights:

•	Second quarter 2018 revenues of $357.8 million, up 14.8% compared to prior year

•	Second quarter 2018 net income of $9.3 million and EBITDA, as adjusted, of $25.8 million

•	Record client assets of $168.0 billion at June 30, 2018, including advisory assets under management of $75.2 billion and cash balances of $4.3 billion

•	Recurring revenue of 79.1% for the trailing 12 months ended June 30, 2018 in independent advisory and brokerage services segment

•	Shareholders’ equity of $390.5 million at June 30, 2018

MIAMI, FL, August 7, 2018 -- Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF) today announced financial results for the three and six months ended June 30, 2018.
Dr. Phillip Frost, Chairman of Ladenburg, said, “We are very pleased with our robust second quarter 2018 results with continued strong growth in client assets as well as revenues and profitability. Solid execution by our management team, together with stable equity markets and the increasing interest rate environment, contributed to our strong performance. Our focus remains on creating value and, as appropriate, returning capital to our shareholders. If our business continues to perform as we anticipate, the Board will consider increasing the cash dividend on our common stock and accelerating our share repurchase program.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “All segments of our businesses continued to perform well in the second quarter, with revenues of $357.8 million, a 14.8% increase from the prior year period, and a 96.4% increase in adjusted EBITDA, to $25.8 million. The continued growth of our nationwide network of approximately 4,300 independent financial advisors reflects our successful recruiting efforts of talented advisors over the past two years. Total client assets grew to a record $168.0 billion and advisory assets under management increased to a record $75.2 billion, up 13.6% and 18.6%, respectively, on a year-over-year basis. We will continue to focus on increasing shared services, growing recurring revenues and managing our operations more efficiently to further drive margin and profitability improvements across the enterprise.”

Adoption of New ASC 606 Accounting Standard
On January 1, 2018, the Company adopted FASB Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and all related amendments ("ASC 606"). The Company believes it is important to include a presentation of its financial results on the most comparable basis practical. The Company's adoption of the new revenue standard has an impact on the timing of when revenues and related costs are recognized and impacts the gross vs. net reporting presentation of advisory and commissions revenues. The Company has adopted this standard under the modified retrospective method, which does not require a restatement of prior period results. In order to make the presentation of these financial results more comparable, the Company has included an adjustment to the results of 2018 to exclude the impact of the adoption of the new revenue standard so that such results are presented on the same revenue recognition methodology used by the Company prior to the adoption of the new revenue standard (see Tables 3 and 4).  For the three months ended June 30, 2018, the impact of the new revenue standard was a decrease in total revenues of $27.3 million, a decrease in total expenses of $31.3 million, an increase in net income attributable to the Company of $3.9 million, and increase in net income per basic and diluted common share of $0.02. For the six months ended June 30, 2018, the impact of the new revenue standard was a decrease in total revenues of $58.3 million, a decrease in total expenses of $65.8 million, an increase in net income attributable to the Company of $5.7 million, and decrease in net loss per basic and diluted common share of $0.03.

During the three and six months ended June 30, 2018, the Company's net income as reported is greater than the net income amounts without the adoption of ASC 606 due to the following: 1) the timing of revenue recognized for commissions on future renewals of insurance policies sold is accelerated, as these future commissions represent variable consideration and are required to be estimated, 2) certain costs to obtain a contract with a customer are now capitalized and have historically been recorded as a period expense, and 3) forgivable loans to independent financial advisors are now amortized over the expected useful lives of their relationship period with the Company's subsidiaries; previously these loans were amortized based on their legal terms.

For the Three and Six Months Ended June 30, 2018
Second quarter 2018 revenues were $357.8 million, a 14.8% increase from revenues of $311.5 million in the second quarter of 2017. Commissions revenue for the second quarter of 2018 increased by 35.7% to $180.4 million from $133.0 million for the comparable period in 2017, primarily due to increased sales of variable annuity, mutual fund and fixed annuities/insurance products, and due to the impact of the adoption of ASC 606. Advisory fee revenue for the three months ended June 30, 2018 decreased by 8.9% to $122.6 million from $134.6 million for the comparable period in 2017, primarily due to the impact of the adoption of ASC 606. Investment banking revenue for the second quarter of 2018 decreased by 9.0% to $11.7 million from $12.9 million for the comparable period in 2017, due to a decrease in capital raising revenue and strategic advisory services. Also, service fees revenue for the second quarter of 2018 increased by 35.6% to $27.6 million from $20.3 million, primarily due to increased revenues from our cash sweep programs.

Net income attributable to the Company for the second quarter of 2018 was $9.3 million, as compared to net income attributable to the Company of $1.3 million in the second quarter of 2017. Net income available to common shareholders, after payment of preferred dividends, was $0.8 million or $0.00 per basic and diluted common share for the second quarter of 2018, as compared to net loss available to common shareholders of $6.6 million or ($0.03) per basic and diluted common share in the comparable 2017 period. The second quarter 2018 results included $4.6 million of income tax expense, $7.3 million of non-cash charges for depreciation, amortization and compensation, $0.1 million of amortization of retention and forgivable loans, $2.4 million of amortization of contract acquisition costs and $2.2 million of interest expense. The second quarter 2017 results included $0.1 million of income tax benefit, $8.7 million of non-cash charges for depreciation, amortization and compensation, $1.7 million of amortization of retention and forgivable loans and $0.5 million of interest expense.

For the six months ended June 30, 2018, the Company had revenues of $687.1 million, a 14.2% increase from revenues of $601.8 million for the comparable 2017 period. Net income attributable to the Company for the six months ended June 30, 2018 was $14.8 million, as compared to net loss attributable to the Company of $2.3 million in the comparable 2017 period. Net loss available to common shareholders, after payment of preferred dividends, was $2.3 million or ($0.01) per basic and diluted common share for the six months ended June 30, 2018, as compared to net loss available to common shareholders of $18.2 million or ($0.09) per basic and diluted common share in the comparable 2017 period. The results for the six months ended June 30, 2018 included $6.7 million of income tax expense, $14.6 million of non-

cash charges for depreciation, amortization and compensation, $0.2 million of amortization of retention and forgivable loans, $4.6 million of amortization of contract acquisition costs and $4.0 million of interest expense. The comparable 2017 results included $1.0 million of income tax benefit, $17.5 million of non-cash charges for depreciation, amortization and compensation, $3.3 million of amortization of retention and forgivable loans and $1.0 million of interest expense.

Recurring Revenues
For the trailing twelve months ended June 30, 2018, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep revenues and certain other fees, represented approximately 79.1% of revenues from the Company’s independent advisory and brokerage services segment.

EBITDA, as adjusted
EBITDA, as adjusted, for the second quarter of 2018 was $25.8 million, an increase of 96.4% from $13.2 million in the comparable 2017 period. EBITDA, as adjusted, for the six months ended June 30, 2018 was $46.0 million, an increase of 122.8% from $20.6 million for the prior year period. Attached hereto as Table 2 is a reconciliation of net income (loss) attributable to the Company as reported (see “Non-GAAP Financial Measures” below) to EBITDA, as adjusted. The increase in EBITDA, as adjusted, for the second quarter of 2018 was primarily attributable to increases in our independent advisory and brokerage services segment and our insurance brokerage segment as a result of increased revenue from our cash sweep programs and increased commissions revenue due in part to the impact of the adoption of ASC 606.

Client Assets
At June 30, 2018, total client assets under administration were $168.0 billion, a 13.6% increase from $147.9 billion at June 30, 2017. At June 30, 2018, client assets included cash balances of approximately $4.3 billion, including approximately $4.0 billion participating in our cash sweep programs.

Stock Repurchases
During the quarter ended June 30, 2018, the Company repurchased 489,591 shares of its common stock at a cost of approximately $1.7 million, including 472,215 shares repurchased under its stock repurchase program, representing an average price per share of $3.47. Since the inception of its stock repurchase program in March 2007, the Company has repurchased over 27.6 million shares of its common stock at a total cost of approximately $59.5 million, including purchases outside its stock repurchase program, representing an average price per share of $2.15. As of June 30, 2018, the Company has the authority to repurchase an additional 7,392,170 shares under its current repurchase plan.

Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted for acquisition-related expense, amortization of retention and forgivable loans, amortization of contract acquisition costs, change in fair value of contingent consideration related to acquisitions, non-cash compensation expense, financial advisor recruiting expense and other expense, which includes loss on write-off of receivable from subtenant, excise and franchise tax expense, severance costs and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans, amortization of contract acquisition costs and financial advisor recruiting expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income (loss) before income taxes, net income (loss) and cash flows provided by (used in) operating activities.

About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent advisory and brokerage (IAB) firms Securities America, Triad Advisors, Securities Service Network, Investacorp, and KMS Financial Services, as well as Premier Trust, Ladenburg Thalmann Asset Management, Highland Capital Brokerage, a leading independent life insurance brokerage company, Ladenburg Thalmann Annuity Insurance Services, a full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The Company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Emily Claffey / Benjamin Spicehandler
Sard Verbinnen & Co
212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent advisory and brokerage business, growth of our investment banking business, future levels of recurring revenue, future synergies, changes in interest rates, recruitment of financial advisors, future margins, future dividends and future repurchases of common stock. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the SEC’s proposed rules and interpretations concerning the standards of conduct for broker dealers and investment advisers when dealing with retail investors, future cash flows, a change in the Company’s dividend policy by the Company’s Board of Directors (which has the ability in its sole discretion to increase, decrease or eliminate entirely the Company’s dividend at any time) and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.
[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2018	2017	Change	2018	2017	Change
Revenues:
Commissions	$180,381	$132,975	35.7%	$343,667	$263,025	30.7%
Advisory fees	122,638	134,642	(8.9)%	237,021	261,645	(9.4)%
Investment banking	11,729	12,887	(9.0)%	28,219	19,376	45.6%
Principal transactions	233	258	(9.7)%	400	578	(30.8)%
Interest and dividends	1,080	657	64.4%	1,867	1,292	44.5%
Service fees	27,585	20,336	35.6%	52,487	38,892	35.0%
Other income	14,110	9,781	44.3%	23,479	17,019	38.0%
Total revenues	357,756	311,536	14.8%	687,140	601,827	14.2%
Expenses:
Commissions and fees	254,405	226,089	12.5%	485,716	444,823	9.2%
Compensation and benefits	48,573	40,875	18.8%	95,822	80,000	19.8%
Non-cash compensation	1,568	1,378	13.8%	3,062	2,807	9.1%
Brokerage, communication and clearance fees	2,941	4,909	(40.1)%	8,260	9,474	(12.8)%
Rent and occupancy, net of sublease revenue	2,387	2,468	(3.3)%	4,880	4,860	0.4%
Professional services	5,311	3,771	40.8%	10,329	7,894	30.8%
Interest	2,154	521	313.4%	4,020	998	302.8%
Depreciation and amortization	5,762	7,294	(21.0)%	11,571	14,726	(21.4)%
Acquisition-related expenses	—	89	(100.0)%	913	265	244.5%
Amortization of retention and forgivable loans	107	1,671	(93.6)%	183	3,262	(94.4)%
Amortization of contract aquisition costs	2,361	—	nm	4,571	—	nm
Other	18,253	21,221	(14.0)%	36,182	36,138	0.1%
Total expenses	343,822	310,286	10.8%	665,509	605,247	10.0%
Income (loss) before item shown below	13,934	1,250	1,014.7%	21,631	(3,420)	nm
Change in fair value of contingent consideration	(50)	(63)	(20.6)%	(111)	89	nm
Income (loss) before income taxes	13,884	1,187	1,069.7%	21,520	(3,331)	nm
Income tax expense (benefit)	4,574	(138)	nm	6,746	(977)	nm
Net income (loss)	9,310	1,325	602.6%	14,774	(2,354)	nm
Net income (loss) attributable to noncontrolling interest	8	(3)	nm	9	(8)	nm
Net income (loss) attributable to the Company	$9,302	$1,328	600.5%	$14,765	$(2,346)	nm
Dividends declared on preferred stock	(8,508)	(7,953)	7.0%	(17,016)	(15,877)	7.2%
Net Income (loss) available to common shareholders	$794	$(6,625)	nm	$(2,251)	$(18,223)	(87.6)%

Net income (loss) per common share available to common shareholders (basic)	$0.00	$(0.03)	(100.0)%	$(0.01)	$(0.09)	(88.9)%
Net income (loss) per common share available to common shareholders (diluted)	$0.00	$(0.03)	(100.0)%	$(0.01)	$(0.09)	(88.9)%

Weighted average common shares used in computation of per share data:
Basic	196,557,837	192,304,828	2.2%	196,230,136	192,287,816	2.1%
Diluted	209,855,936	192,304,828	9.1%	196,230,136	192,287,816	2.1%
nm- not meaningful

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of net income (loss) attributable to the Company as reported to EBITDA, as adjusted for the periods ending June 30, 2018 and 2017:

	Three months ended			Six months ended
	June 30			June 30
(Unaudited; amounts in thousands)	2018	2017	% Change	2018	2017	% Change
Total revenues	$357,756	$311,536	14.8%	$687,140	$601,827	14.2%
Total expenses	343,822	310,286	10.8%	665,509	605,247	10.0%
Income (loss) before income taxes	13,884	1,187	1,069.7%	21,520	(3,331)	nm
Net income (loss) attributable to the Company	9,302	1,328	600.5%	14,765	(2,346)	nm

Reconciliation of net income (loss) attributable to the Company to EBITDA, as adjusted:

Net income (loss) attributable to the Company	$9,302	$1,328	600.5%	$14,765	$(2,346)	nm
Less:
Interest income	(508)	(98)	418.4%	(878)	(200)	339.0%
Change in fair value of contingent consideration	50	63	(20.6)%	111	(89)	nm
Add:
Interest expense	2,154	521	313.4%	4,020	998	302.8%
Income tax expense (benefit)	4,574	(138)	nm	6,746	(977)	nm
Depreciation and amortization	5,762	7,294	(21.0)%	11,571	14,726	(21.4)%
Non-cash compensation expense	1,568	1,378	13.8%	3,062	2,807	9.1%
Amortization of retention and forgivable loans	107	1,671	(93.6)%	183	3,262	(94.4)%
Amortization of contract acquisition costs	2,361	—	nm	4,571	—	nm
Financial advisor recruiting expense	89	564	(84.2)%	176	1,432	(87.7)%
Acquisition-related expense	—	89	(100.0)%	913	265	244.5%
Other (1) (2)	380	485	(21.6)%	763	769	(0.8)%
EBITDA, as adjusted	$25,839	$13,157	96.4%	$46,003	$20,647	122.8%

(1)
Includes severance costs of $86 and $174, excise and franchise tax expense of $169 and $322 and compensation expense that may be paid in stock of $125 and $267 for the three and six months ended June 30, 2018.

(2)
Includes severance costs of $194, excise and franchise tax expense of $145 and $286 and compensation expense that may be paid in stock of $160 and $303 for the three and six months ended June 30, 2017.

nm- not meaningful

TABLE 3
LADENBURG THALMANN FINANCIAL SERVICES
CONSOLIDATED STATEMENT OF OPERATIONS

( Amounts in thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended June 30, 2018
	As Reported	Amounts without the adoption of ASC 606	Effect of Change Higher/(Lower)
Revenues:
Commissions	$180,381	$157,576	$22,805
Advisory fees	122,638	173,888	(51,250)
Investment banking	11,729	10,479	1,250
Principal transactions	233	290	(57)
Interest and dividends	1,080	1,080	—
Service fees	27,585	27,585	—
Other income	14,110	14,110	—
Total revenues	357,756	385,008	(27,252)
Expenses:
Commissions and fees	254,405	283,915	(29,510)
Compensation and benefits	48,573	48,901	(328)
Non-cash compensation	1,568	1,568	—
Brokerage, communication and clearance fees	2,941	2,818	123
Rent and occupancy, net of sublease revenue	2,387	2,387	—
Professional services	5,311	4,659	652
Interest	2,154	2,141	13
Depreciation and amortization	5,762	7,076	(1,314)
Acquisition-related expenses	—	—	—
Amortization of retention and forgivable loans	107	3,444	(3,337)
Amortization of contract acquisition costs	2,361	—	2,361
Other	18,253	18,246	7
Total expenses	343,822	375,155	(31,333)
Income before item shown below	13,934	9,853	4,081
Change in fair value of contingent consideration	(50)	(50)	—
Income before income taxes	13,884	9,803	4,081
Income tax expense	4,574	4,439	135
Net income	9,310	5,364	3,946
Net income attributable to noncontrolling interest	8	8	—
Net income attributable to the Company	$9,302	$5,356	$3,946
Dividends declared on preferred stock	(8,508)	(8,508)	—
Net income (loss) available to common shareholders	$794	$(3,152)	$3,946
Net income (loss) per common share available to common shareholders (basic)	$0.00	$(0.02)	$0.02
Net income (loss) per common share available to common shareholders (diluted)	$0.00	$(0.02)	$0.02
Weighted average common shares used in computation of per share data:
Basic	196,557,837	196,557,837	—
Diluted	209,855,936	196,557,837	13,298,099

( Amounts in thousands, except share and per share amounts)
(Unaudited)
	Six Months Ended June 30, 2018
	As Reported	Amounts without the adoption of ASC 606	Effect of Change Higher/(Lower)
Revenues:
Commissions	$343,667	$303,614	$40,053
Advisory fees	237,021	337,815	(100,794)
Investment banking	28,219	25,625	2,594
Principal transactions	400	483	(83)
Interest and dividends	1,867	1,860	7
Service fees	52,487	52,487	—
Other income	23,479	23,573	(94)
Total revenues	687,140	745,457	(58,317)
Expenses:
Commissions and fees	485,716	547,736	(62,020)
Compensation and benefits	95,822	96,387	(565)
Non-cash compensation	3,062	3,062	—
Brokerage, communication and clearance fees	8,260	7,889	371
Rent and occupancy, net of sublease revenue	4,880	4,880	—
Professional services	10,329	9,296	1,033
Interest	4,020	4,007	13
Depreciation and amortization	11,571	14,198	(2,627)
Acquisition-related expenses	913	913	—
Amortization of retention and forgivable loans	183	6,600	(6,417)
Amortization of contract acquisition costs	4,571	—	4,571
Other	36,182	36,316	(134)
Total expenses	665,509	731,284	(65,775)
Income before item shown below	21,631	14,173	7,458
Change in fair value of contingent consideration	(111)	(111)	—
Income before income taxes	21,520	14,062	7,458
Income tax expense	6,746	4,960	1,786
Net income	14,774	9,102	5,672
Net income attributable to noncontrolling interest	9	9	—
Net income attributable to the Company	$14,765	$9,093	$5,672
Dividends declared on preferred stock	(17,016)	(17,016)	—
Net loss available to common shareholders	$(2,251)	$(7,923)	$5,672
Net loss per common share available to common shareholders (basic)	$(0.01)	$(0.04)	$0.03
Net loss per common share available to common shareholders (diluted)	$(0.01)	$(0.04)	$0.03
Weighted average common shares used in computation of per share data:
Basic	196,230,136	196,230,136	—
Diluted	196,230,136	196,230,136	—